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                                                                      EXHIBIT 99

News Corporation and Chris-Craft Receive DOJ
Second Request

NEW YORK, Nov. 15 /PRNewswire/ -- The News Corporation Limited (Amex: NCP, NCPDP; NYSE: NWS, NWS/A; LSE: NEWCP), Chris-Craft Industries, Inc. (NYSE: CCN), BHC Communications, Inc. (Amex: BHC) and United Television, Inc. (Nasdaq: UTVI) today announced that News Corporation and Chris-Craft each received a request for additional information from the U.S. Department of Justice in connection with News Corporation's and Fox Television Stations' pending acquisitions of Chris-Craft, BHC and UTV.

The companies intend to respond promptly to the information request and do not anticipate that it will delay the pending acquisitions of Chris-Craft, BHC or UTV, which the companies currently expect to be completed by the end of News Corporation's fiscal year ending June 30, 2001.

The request for additional information was issued under notification requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

Company Backgrounds:

Chris-Craft Industries, Inc. is primarily engaged in television broadcasting. Its television division includes ten stations in top 40 markets, which currently reach approximately 22% of America's households. The division is operated by 80% owned BHC Communications, Inc., which owns three stations: WWOR (UPN-9) in New York, KCOP (UPN-13) in Los Angeles and KPTV (UPN-12) in Portland. BHC's 58% owned subsidiary, United Television, Inc., owns the remaining seven stations:
KBHK (UPN-44) in San Francisco, KMSP (UPN-9) in Minneapolis, KUTP (UPN-45) in Phoenix, WUTB (UPN-24) in Baltimore, WRBW (UPN-65) in Orlando, KMOL (NBC-4) in San Antonio and KTVX (ABC-4) in Salt Lake City.

The News Corporation Limited is one of the world's largest media companies with total assets as of September 30, 2000 of approximately US$38 billion and total annual revenues of approximately US$14 billion. News Corporation's diversified global operations in the United States, Canada, continental Europe, the United Kingdom, Australia, Latin America and the Pacific Basin include the production and distribution of motion pictures and television programming; television, satellite and cable broadcasting; the publication of newspapers, magazines and books; the production and
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distribution of promotional and advertising products and services; the development of digital broadcasting; the development of conditional access and subscriber management systems; and the creation and distribution of popular on-line programming.

Forward-Looking Statements:

This release contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations or beliefs and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward- looking statements. The forward-looking statements in this release address the expected date of closing the mergers. The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: failure of stock holders to approve the mergers; inability to obtain or meet conditions imposed for governmental approvals for the mergers; and risks of new and changing regulation in the U.S. and internationally.

For a detailed discussion of regulatory factors and other cautionary statements, please refer to Chris-Craft's, BHC's and UTV's filings with the Securities and Exchange Commission, especially each of Chris-Craft's, BHC's and UTV's respective Form 10-K for the fiscal year ended December 31, 1999, and to News Corporation's and Fox Entertainment Group's filings with the Securities and Exchange Commission.

Where You Can Find Additional Information:

Investors and security holders of Chris-Craft, BHC and UTV are advised to read the joint proxy statement/prospectus regarding the proposed mergers when it becomes available because it will contain important information about the transactions. The joint proxy statement/prospectus will be filed with the Securities and Exchange Commission by Chris-Craft, BHC and UTV and by News Corporation. Investors and security holders may obtain a free copy of the joint proxy statement/prospectus when it is available and other documents filed by Chris-Craft, BHC and UTV with the Securities and Exchange Commission at its Web site at http://www.sec.gov. The joint proxy statement/prospectus and these other documents may also be obtained for free from Chris-Craft, BHC, UTV or News Corporation.

Each of Chris-Craft, BHC and UTV and each of its executive officers and directors may be deemed to be participants in the solicitation of proxies from each of its stockholders with respect to the transactions contemplated by the merger agreements. Information regarding such officers and directors is included in the proxy statements of Chris-Craft, BHC and UTV for their respective 2000 Annual Meeting of Stockholders filed with the Securities and Exchange Commission. These documents are available free of charge at the Securities and Exchange Commission's Web site at http://www.sec.gov and from each of the companies.

SOURCE Chris-Craft Industries, Inc.
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-0- 11/15/2000

/CONTACT: Andrew Butcher, 212-852-7070, or Investors - Reed Nolte, 212-852-7092, both of News Corporation; Brian Kelly, 212-421-0200, for Chris-Craft and BHC; or Garth Lindsey of UTV, 310-281-4844/

(NCP NWS CCN BHC UTVI)

CO: News Corporation Limited; Chris-Craft Industries, Inc.;

BHC Communications, Inc.; United Television, Inc. ST: New York IN: ENT SU: TNM